Exhibit 99.1

ADVANCED NETWORK SOLUTIONS, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	1

Balance Sheets – As of December 31, 2009 and 2008	2

Statements of Operations –
For the Years Ended December 31, 2009 and 2008	3

Statement of Changes in Stockholders’ Equity –
For the Years Ended December 31, 2009 and 2008	4

Statements of Cash Flows –
For the Years Ended December 31, 2009 and 2008	5

Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008	6-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Advanced Network Solutions, Inc.

We have audited the accompanying balance sheets of Advanced Network Solutions, Inc. as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Network Solutions, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

Berman & Company, P.A.

Boca Raton, Florida
February 17, 2010

551 NW 77th Street, Suite 107 • Boca Raton, FL 33467
Phone: (561) 864.4444 • Fax: (561) 892-3715
www.bermancpas.com • info@berrnancpas.corn
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida institute of Certified Public Accountants

Advanced Network Solutions, Inc.
Balance Sheets

	December 31, 2009	December 31, 2008

Assets

Current Assets
Cash	$27,137	$3,889
Accounts receivable - net of allowance for doubtful accounts of $102,282 and $71,912	29,513	26,804
Inventory	8,048	8,540
Prepaids	10,600	-
Total Current Assets	75,298	39,233

Property and Equipment - net	41,175	21,449

Total Assets	$116,473	$60,682

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$17,499	$39,503
Loans payable - related party	-	6,643
Total Current Liabilities	17,499	46,146

Long Term Liabilities
Loan payable - other	-	14,395
Total Liabilities	17,499	60,541

Stockholders’ Equity
Common stock, $0.01 par value, 100,000 shares authorized;
50,000 shares issued and outstanding	500	500
Additional paid-in capital	74,456	-
Retained earnings (Accumulated deficit)	24,018	(359)
Total Stockholders’ Equity	98,974	141

Total Liabilities and Stockholders' Equity	$116,473	$60,682

See accompanying notes to financial statements

Advanced Network Solutions, Inc.
Statements of Operations

	For the Years Ended December 31,
	2009	2008

Revenues
Hardware and software	$134,174	$193,826
Consulting and training	103,250	56,012
Total Revenues	237,424	249,838

Cost of revenues - hardware and software	99,343	143,495

Gross profit	138,081	106,343

General and administrative expenses	113,791	130,105

Income (loss) from operations	24,290	(23,762)

Other income	87	2,700

Net income (loss)	$24,377	$(21,062)

See accompanying notes to financial statements

Advanced Network Solutions, Inc.
Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2009 and 2008

					Total
	Common Stock, $0.01 Par Value		Additional	Retained	Stockholders'
	Shares	Amount	Paid in Capital	Earnings	Equity

Balance - December 31, 2007	50,000	$500	$-	$35,396	$35,896

Distributions	-	-	-	(14,693)	(14,693)

Net loss - 2008	-	-	-	(21,062)	(21,062)

Balance - December 31, 2008	50,000	500	-	(359)	141

Contributed capital - related party	-	-	74,456	-	74,456

Net income - 2009	-	-	-	24,377	24,377

Balance - December 31, 2009	50,000	$500	$74,456	$24,018	$98,974

See accompanying notes to financial statements

Advanced Network Solutions, Inc.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$24,377	$(21,062)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Bad debt expense	30,989	43,197
Depreciation expense	9,187	12,245
Changes in operating assets and liabilities:
(Increase) Decrease in:
Accounts Receivable	(33,698)	(30,346)
Inventory	(6,881)	(2,314)
Prepaids	(10,600)	1,498
Increase (Decrease) in:
Accounts payable and accrued expenses	(19,210)	21,284
Net Cash Provided By (Used In) Operating Activities	(5,836)	24,502

CASH FLOWS USED FROM INVESTING ACTIVITIES
Purchase of property and equipment	(41,072)	-
Net Cash Used In Investing Activities	(41,072)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans	79,208	10,409
Repayments on related party loans	(5,000)	(14,256)
Repayment of loan - other	(4,052)	(4,331)
Distribution to Shareholders	-	(14,693)
Net Cash Provided By (Used in) Financing Activities	70,156	(22,871)

Net increase (decrease) in cash	23,248	1,631

Cash - beginning of year	3,889	2,258

Cash - end of year	$27,137	$3,889

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	$2,885	$2,097
Taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Transfer of inventory to relates party stockholders	$7,373	$-
Reduction of loan associated with transfer of vehicle and related liability - related party stockholders	$10,343	$-
Reduction of loan - related party stockholders	$12,159
Forgiveness of accounts payable - related party stockholders	$2,794	$-
Forgiveness of loans payable - related party stockholders	$68,692	$-

See accompanying notes to financial statements

Advanced Network Solutions, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

Note 1 Nature of Operations

Advanced Network Solutions, Inc. (“the Company”), is a Florida Corporation that was incorporated on June 8, 1998. The Company is currently doing business as Rent A Genius.

The Company is engaged in computer sales and consulting for small-medium size businesses in the Fort Myers area.

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates during the years ended December 31, 2009 and 2008, and assumptions impact, among others, the following:

●   estimated allowance for doubtful accounts receivable,
●   estimated useful lives for property and equipment; and
●   potential obsolescence and impairment of inventory and property and equipment

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

Advanced Network Solutions, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.  At December 31, 2009 and 2008, the Company had no cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2009 and 2008, there were no balances that exceeded the federally insured limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represent balances due from customers for the sale of the Company’s products and services subject to normal trade collection terms, without discounts or rebates. An allowance for doubtful accounts is provided for those accounts receivable considered potentially uncollectible, based upon historical experience and management’s evaluation of outstanding accounts receivable at each reporting period. The Company does not charge interest on past due receivables. Receivables are determined to be past due based on payment terms of original invoices.

Inventory

Inventory consists of finished goods, principally consisting of hardware and software components.

Inventory is stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method.  Market is determined based on the net realizable value, with appropriate consideration given to obsolescence, excessive levels, deterioration, and other factors.

These factors include, but are not limited to, technological changes in its markets, competitive pressures in products and services and related prices. The Company regularly evaluates its ability to realize the value of its inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products and services. When inventory that is obsolete or in excess of anticipated usage is identified, it is written down to realizable value or an inventory valuation reserve is established.

For the years ended December 31, 2009 and 2008, respectively, the Company did not record any write-downs to net realizable value for obsolescence.

Advanced Network Solutions, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation on a straight-line basis over the estimated useful lives, which ranges from five to seven years.  Maintenance and repairs are charged to operations when incurred.  Betterments and renewals are capitalized when deemed material.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Long-Lived Assets

In accordance with ASC 360, “Property and Equipment,” the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest. There were no impairment charges taken during the years ended December 31, 2009 and 2008, respectively.

Segment Information

During 2009 and 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts receivable, prepaids, inventory, accounts payable, and loans payable, approximate fair value due to the relatively short period to maturity for these instruments.

Revenue Recognition

The Company has two streams of revenues:

●	Hardware and software sales, which are earned point of sale, without further obligation to the Company. There is no stated right of return for installed products, however, these items may be under manufacturer warranty, and

●	Consulting and training services, which are earned when provided.

The Company records revenue for both streams of revenues when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product or service is installed or delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Advanced Network Solutions, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

Income Taxes

The Company elected to be taxed as a pass-through entity (S-corporation) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made.

The Company adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating the Company’s tax positions and tax benefits, which may require periodic adjustments. At December 31, 2009 and 2008, the Company did not record any liabilities for uncertain tax positions.

Recent accounting pronouncements

The Company adopted an accounting standard update regarding the determination of the useful life of intangible assets. As codified in ASC 350-30-35, this update amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under intangibles accounting. It also requires a consistent approach between the useful life of a recognized intangible asset under prior business combination accounting and the period of expected cash flows used to measure the fair value of an asset under the new business combinations accounting (as currently codified under ASC 850). The update also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a material impact on the Company’s financial statements.

The Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s financial statements.

 Advanced Network Solutions, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

The Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Advanced Network Solutions, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

Note 3 Fair Value

The Company will categorize assets and liabilities recorded at fair value based upon the fair value hierarchy specified by GAAP.

The levels of fair value hierarchy are as follows:

●	Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access;
●
Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals; and

●	Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category. As a result, the unrealized gains and losses for assets within the Level 3 category would be presented in a table, which may include changes in fair value that were attributable to both observable and unobservable inputs.

There were no instruments requiring a fair value classification at December 31, 2009 and 2008, respectively.

Note 4 Property and Equipment

At December 31, 2009 and 2008, property and equipment consisted of the following:

	2009	2008

Automobiles	$-	$57,290
Leasehold improvements	2,777	-
Equipment	44,808	6,513
	47,585	63,803
Less: accumulated depreciation	(6,410)	(42,354)
Property and Equipment - net	$41,175	$21,449

Advanced Network Solutions, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

During 2009, the Company recorded a loan reduction to its two stockholders by transferring an automobile having a net book value of $12,159.  The loan advances were non-interest bearing, unsecured and due on demand. Since this was a related party transaction, no gain on transfer was recorded, the Company charged additional paid-in capital.

The Company also recorded additional paid-in capital in connection with its two stockholders taking possession of a vehicle having a related loan of $10,343. (See Note 6)

There were no such transactions during 2008.

Note 5 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 6 Loans Payable – Related Party Stockholders

The following is a tabular summary of the transactions affecting loans payable – related party stockholders.

Balance – December 31, 2007	$10,490
Advances	10,409
Repayments	(14,256)
Balance – December 31, 2008	6,643
Advances	79,208
Forgiveness of shareholder loans	(68,692)
Transfer automobile to shareholders	(12,159)
Repayments	(5,000)
Balance – December 31, 2009	$-

Note 7 Stockholders’ Equity

In December 2009, the Company transferred inventory items of $7,373 to its two stockholders.  The Company also recorded a forgiveness of accounts payable of $2,794 and loans payable of $68,692 from the Company to its two stockholders.  The Company transferred the ownership of a vehicle to its two stockholders having an outstanding loan of $10,343.  These transactions were all treated as capital transactions, with a charge to additional paid-in capital of $74,456.

The following is a tabular summary of the transactions affecting additional paid-in capital for the year ended December 31, 2009.  All transactions occurred between the Company and its two stockholders:

Inventory	$	(7,373)
Forgiveness of accounts payable		2,794
Forgiveness of loans payable		68,692
Transfer of vehicle		10,343
Charge to additional paid-in capital		$74,456

Note 8 Concentration of Credit Risk

The following concentrations are reported as of December 31, 2009 and 2008:

	2009	2008
Accounts receivable
Customer A	31%	42%
Customer B	22%	13%
Customer C	12%	-%
Customer D	-%	12%
Sales
Customer A	30%	32%
Customer B	21%	-%
Customer C	11%	-%
Accounts payable
Vendor A	85%	-%
Vendor B	-%	36%
Vendor C (related party)	-%	19%
Purchases
Vendor A	47%	32%
Vendor B	26%	21%
Vendor C	-%	11%
Vendor D	-%	10%

Note 9 Subsequent Events

The Company performed a review of subsequent events through February 17, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure were made.